UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 18, 2017
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company’s Fiscal 2016 Annual Meeting of Shareholders was held on January 18, 2017. At the meeting, the following proposals were submitted to a vote of the shareholders:

Proposal 1
The following nominees for Directors were elected. Each person elected as a Director will serve until the next annual meeting of shareholders or until such person’s successor is elected and qualified.

Name of Nominee	For	Against	Abstain
Robert L. Bailey	726,938,545	2,935,897	3,023,829
Richard M. Beyer	719,257,312	10,627,542	3,013,417
Patrick J. Byrne	718,146,475	11,730,303	3,021,495
D. Mark Durcan	725,371,542	4,476,271	3,050,459
Mercedes Johnson	723,976,665	5,857,265	3,064,341
Lawrence N. Mondry	716,206,047	13,644,097	3,048,129
Robert E. Switz	724,309,529	5,543,134	3,045,609

Proposal 2
The proposal by the Company to approve the Amended and Restated 2007 Equity Incentive Plan and increase the shares reserved for issuance thereunder by 30,000,000 was approved with 667,813,836 votes in favor, 61,448,486 votes against, and 3,634,516 abstentions.

Proposal 3
The ratification of the adoption of our Section 382 Rights Agreement was approved with 630,197,834 votes in favor, 98,618,606 votes against, and 4,081,832 abstentions.

Proposal 4
The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending August 31, 2017, was approved with 864,615,218 votes in favor, 10,008,561 votes against, and 4,219,672 abstentions.

Proposal 5
The proposal by the Company to approve the non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement was approved with 704,326,494 votes in favor, 20,329,715 votes against, and 8,240,629 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	January 19, 2016	By:	/s/ Ernest E. Maddock
		Name:	Ernest E. Maddock
		Title:	Chief Financial Officer and Vice President, Finance